UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 14, 2010

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

 (Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 14, 2010, Hawaiian Airlines, Inc. (the “Company”), a wholly-owned subsidiary of Hawaiian Holdings, Inc. (the “Registrant”), entered into a definitive Complete Fleet Services Agreement (“Agreement”) with Delta Air Lines, Inc. (“Delta”) pursuant to which Delta will perform certain specifically described maintenance, materials and component provisioning and management, and technical services for, and in respect of, Airbus A330 aircraft (“Aircraft”) to be acquired and operated by the Company.  During the term of the Agreement, Delta will be the exclusive provider of such specified services for the Aircraft and compensation will be based on a combination of power by the hour (subject to specified minimums), and time and materials, rates.  The term of the Agreement expires twelve years after induction of the last Aircraft projected to enter into the Company’s fleet.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement which the Registrant intends to file with the Securities and Exchange Commission as an exhibit to its next periodic report and is incorporated by reference herein.  The Registrant also intends to seek confidential treatment of certain terms of the Agreement at such time.

The Company currently has additional agreements with Delta to provide maintenance and other services for its other aircraft, engines, parts and equipment as well as a marketing alliance with Delta that provides reciprocal frequent flyer mileage accrual and redemption privileges on certain flights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: January 21, 2010	By:	/s/ Peter R. Ingram
Peter R. Ingram
Executive Vice President, Chief Financial Officer and Treasurer